EXHIBIT (a)(1)(N)

                           EVEREST ACQUISITION CORP.,
                          a wholly owned subsidiary of
                                 PANSOURCE B.V.,
             which is in turn an indirect wholly owned subsidiary of
                              KONINKLIJKE KPN N.V.
                  has increased its offer to purchase for cash
                     all Outstanding Shares of Common Stock
                                       of
                           EUROWEB INTERNATIONAL CORP.
                                       to
                               $2.70 net per share

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        THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                                  March 20, 2002

To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

         We have been appointed by Everest Acquisition Corp., a Delaware corporation ("Everest Acquisition") and a wholly owned subsidiary of Pansource B.V., a Dutch corporation ("Pansource"), which is in turn an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation ("KPN"), to act as Information Agent in connection with Everest Acquisition's offer to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), at $2.70 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 20, 2002, as amended and supplemented by the Supplement thereto, dated March 20, 2002 (the "Supplement"), and in the related (green) revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

         Tendering stockholders may continue to use the original (blue) Letter of Transmittal and the original (gold) Notice of Guaranteed Delivery previously circulated with the Offer to Purchase, or may use the revised (green) Letter of Transmittal and the revised (pink) Notice of Guaranteed Delivery circulated with the Supplement. While the original (blue) Letter of Transmittal previously circulated with the Offer to Purchase refers only to the Offer to Purchase, stockholders using such document to tender their Shares will nevertheless be deemed to be tendering pursuant to the Amended Offer (including the amendments and supplements made by the Supplement) and will receive $2.70 for each Share validly tendered and not properly withdrawn and if Shares are accepted for payment and paid for by Everest Acquisition pursuant to the Amended Offer. For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.       The Supplement, dated March 20, 2002.

         2. The revised (green) Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the revised Letter of Transmittal may be used to tender Shares.

         3. The revised (pink) Notice of Guaranteed Delivery for Shares to be used to accept the Amended Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Supplement).

         4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Amended Offer.

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

         6. A return envelope addressed to the Depositary (as defined below).

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE OFFER IS EXTENDED.

                  Please note the following:

                  1. The tender price is $2.70 per Share, net to the seller in cash without interest.

                  2. The Amended Offer is being made for all outstanding Shares.

                  3. THE AMENDED OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF EUROWEB'S BOARD OF DIRECTORS.

                  4. THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE AMENDED OFFER IS EXTENDED.

                  5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares that represent at least 90% of the total number of outstanding Shares on a fully diluted basis (the "Minimum Condition"). KPN currently holds through its wholly owned subsidiary KPN Telecom B.V. approximately 52.8% of the total number of outstanding Shares and has tendered those Shares. Everest Acquisition will not waive this Minimum Condition if the effect of such waiver would permit Everest Acquisition to purchase less than a majority of the outstanding Shares that KPN does not already own. The Amended Offer is also subject to the other conditions set forth in the Amended Offer to Purchase. See Sections 4 and 13 of the Supplement.

                  6. Notwithstanding any other provision of the Amended Offer, payment for Shares tendered and accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of (a) share certificates evidencing such Shares or a timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares into the Depository's account at The Depository Trust Company, (b) either the original (blue) or revised (green) Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, in lieu of the revised Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY EVEREST ACQUISITION, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         In order to take advantage of the Amended Offer, certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimiles thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the revised Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the revised Letter of Transmittal and the Offer to Purchase.

         Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 8 of the Offer to Purchase.

         Everest Acquisition will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Everest Acquisition will, however, upon request, reimburse you for customary clerical and mailing expenses, incurred by you in forwarding any of the enclosed materials to your clients. Everest Acquisition will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

                  Any inquiries you may have with respect to the Amended Offer or requests for additional copies of the enclosed materials should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer at (212) 269-5550 (call collect) or (800) 659-5550 (toll-free).


                                             Very truly yours,

                                             D.F. King & Co., Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF THE EVEREST ACQUISITION, PANSOURCE, KPN, KPN TELECOM B.V., EUROWEB, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANOTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE AMENDED OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.